JNL Series Trust 485BPOS

Ex. 99.28(d)(47)(ii)

AMENDMENT TO

INVESTMENT SUBADVISORY AGREEMENT

Between

T. ROWE PRICE ASSOCIATES, INC.

and

T. ROWE PRICE INTERNATIONAL LTD

This Amendment (the “Amendment”) to the Investment Subadvisory Agreement (the “Agreement”) is effective April 29, 2024, by and between T. Rowe Price Associates, Inc. (the “Adviser”), a corporation organized and existing under the laws of the State of Maryland, United States of America, and T. Rowe Price International Ltd (the “Subadviser”), a corporation organized and existing under the laws of the United Kingdom, with respect to each series of JNL Series Trust set forth on Schedule 1 to the Agreement (each, a “Fund” and collectively, the “Funds”) as of the date indicated thereof, as it may be amended from time to time.

W I T N E S S E T H:

WHEREAS, the parties hereto entered into the Agreement dated as of September 1, 2022; and

WHEREAS, the parties hereto desire to add the JNL/T. Rowe Price Balanced Fund to the Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.	Schedule 1 to the Agreement is hereby replaced with Schedule 1 attached hereto.

2.	All other terms and conditions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective officers thereunto duly authorized and their respective seals to be hereunto affixed, effective as of the day and year first above written.

WITNESS:	T. ROWE PRICE ASSOCIATES, INC.

/s/ Kate Spencer	By:	/s/ Terence Baptiste
Name: Kate Spencer Title: Assistant Vice President		Name: Terence Baptiste Title: Vice President

WITNESS:	T. ROWE PRICE INTERNATIONAL LTD

/s/ Chris Whitfield	By:	/s Daniel Worthington
Name: Chris Whitfield Title: Legal Counsel		Name: Daniel Worthington Title: Vice President

SCHEDULE 1

Fund Name	Effective Date
JNL/T. Rowe Price Short-Term Bond Fund	September 1, 2022
JNL/T. Rowe Price Balanced Fund	April 29, 2024